Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT (this “Amendment”), dated as of November 16, 2020, to the Credit Agreement dated as of October 25, 2018 (as amended by that certain First Amendment dated as of November 26, 2019 and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among RESIDEO TECHNOLOGIES, INC., a Delaware corporation (“Holdings”), RESIDEO HOLDING INC., a Delaware corporation (“U.S. HoldCo 1”), RESIDEO INTERMEDIATE HOLDING INC., a Delaware corporation (“U.S. HoldCo 2”), RESIDEO FUNDING INC., a Delaware corporation (the “Borrower”), the financial institutions party thereto as Lenders and Issuing Banks and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrower has requested that the Required Lenders amend the Credit Agreement pursuant to Section 9.02(b) of the Credit Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby.

SECTION 2. Amendments. In accordance with Section 9.02 of the Credit Agreement and effective as of the Second Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Annex A hereto.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings, U.S. HoldCo 1, U.S. HoldCo 2 and the Borrower each represents and warrants to the other parties hereto on the Second Amendment Effective Date that:

(a)     (i) the execution, delivery and performance by such Loan Party of this Amendment is within such Loan Party’s corporate or other organizational power and has been duly authorized by all necessary corporate or other organizational action of each such Loan Party; and (ii) this Amendment has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b)     the execution, delivery and performance of this Amendment by each applicable Loan Party (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except where failure to obtain such consent or approval, or make such registration or filing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) will not violate any Requirement of Law applicable to Holdings, the Borrower or any Restricted Subsidiary, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, except with respect to any violation, default, payment, repurchase, redemption, termination, cancellation or acceleration under this clause (iii) or clause (ii) above that would not reasonably be expected to have a Material Adverse Effect and (iv) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens permitted by Section 6.02 of the Credit Agreement.

SECTION 4. Second Amendment Effective Date. This Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

(a)     the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower, the Administrative Agent and Lenders who shall constitute the Required Lenders;

(b)     all fees and expenses required to be paid by (or on behalf of) the Borrower to the Administrative Agent or any arranger pursuant to any fee letter with the Borrower on or before the Second Amendment Effective Date shall have been (or shall substantially contemporaneously be) paid in full in cash (and in the case of expenses, to the extent invoiced at least three Business Days prior to the Second Amendment Effective Date or such shorter period agreed by the Borrower in its sole discretion);

(c)     the representations and warranties of each Loan Party set forth herein and in the Loan Documents shall be true and correct in all material respects on and as of the Second Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified by materiality or reference to Material Adverse Effect shall be true and correct in all respects, taking into account such materiality or reference to Material Adverse Effect, on the Second Amendment Effective Date or on such earlier date, as the case may be;

(d)     at the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

(e)     the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by a Financial Officer or the President or a Vice President of the Borrower, confirming compliance with the conditions set forth in paragraphs (c) and (d) of this Section 4.

SECTION 5. Effect of Amendment.

(a)     Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances, except as expressly set forth herein.

(b)     From and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.

(c)     This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Expenses. (a) The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent.

(b)    The provisions of Section 9.03 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, as amended by this Amendment, are otherwise incorporated herein by reference, mutatis mutandis.

SECTION 7. Amendments; Severability. (a) Once effective, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 9.02 of the Credit Agreement.

(b)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. Ratification and Reaffirmation. Each Loan Party party hereto hereby ratifies and reaffirms: (a) its Loan Document Obligations in respect of the Credit Agreement and each of the other Loan Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Credit Agreement and the other Loan Documents to which it is a party, (b) its prior grant and the validity of the Liens granted by it pursuant to the Security Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment and (c) the Liens and security interests created in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to each Security Document; which Liens shall continue to secure the Secured Obligations, in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

SECTION 9. GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.09 and 9.10 of the Credit Agreement, as amended by this Amendment, are incorporated herein by reference, mutatis mutandis.

SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Delivery of an executed counterpart of a signature page of this Amendment that is an electronic signature transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any electronic signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such electronic signature purportedly given by or on behalf of, Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower and each Loan Party party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower and the Loan Parties, electronic signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment based solely on the lack of paper original copies of this Amendment, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages and liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of electronic signatures and/or transmissions by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page, including any such losses, claims, damages and liabilities arising as a result of the failure of Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any electronic signature.

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[SIGNATURE PAGES HAVE BEEN OMITTED]

ANNEX A

AMENDMENTS TO CREDIT AGREEMENT

[Attached]

CONFORMED COPY REFLECTING

SECOND AMENDMENT TO CREDIT AGREEMENT DATED AS OF NOVEMBER 16,

2020 ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

FOR PURPOSES OF THIS EXHIBIT 10.1, THE REGISTRANT HAS INCLUDED ONLY

THE RELEVANT CHANGED PAGES OF THE CREDIT AGREEMENT AND HAS

OMITTED THE PAGES OF THE CREDIT AGREEMENT THAT HAVE NO MARKED

CHANGES

CREDIT AGREEMENT

dated as of October 25, 2018, among

RESIDEO TECHNOLOGIES, INC.,

as Holdings,

RESIDEO HOLDING INC.,

as U.S. HoldCo 1,

RESIDEO INTERMEDIATE HOLDING INC.,

as U.S. HoldCo 2,

RESIDEO FUNDING INC.,

as Borrower,

The Lenders and Issuing Banks Party Hereto, and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

GOLDMAN SACHS BANK USA,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners

GOLDMAN SACHS BANK USA,

BANK OF AMERICA, N.A., and

BARCLAYS BANK PLC,

as Syndication Agents

MUFG UNION BANK, N.A.,

ROYAL BANK OF CANADA,

SUMITOMO MITSUI BANKING CORPORATION,

SUNTRUST BANK,

THE TORONTO DOMINION BANK, NEW YORK BRANCH,

UNICREDIT BANK AG, NEW YORK BRANCH,

U.S. BANK NATIONAL ASSOCIATION, and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

(rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) for Borrowings denominated in dollars, (i) the LIBO Rate for dollars for such Interest Period (or such date, as applicable) multiplied by (ii) the Statutory Reserve Rate and (b) for Borrowings denominated in a Permitted Foreign Currency, the LIBO Rate for such currency for such Interest Period. Notwithstanding the foregoing, in no event shall the Adjusted LIBO Rate at any time be less than 0.00% per annum.

“Administrative Agent” means JPMCB (including its branches and affiliates), in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and a Purchasing Borrower Party (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.

“Aggregate Revolving Commitment” means, at any time, the sum of the Revolving Commitments of all the Revolving Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the sum of the Revolving Exposures of all the Revolving Lenders at such time.

“Agreement” has the meaning assigned to such term in the introductory statement to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.19.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the applicable LIBO Screen Rate (or if that LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Incremental Facility Debt” means any Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes, bonds or debentures and/or term loans secured on a pari passu basis with or junior basis to the Loans or senior unsecured notes or senior subordinated notes or any bridge facility; provided that (i) if such Indebtedness is secured, such Indebtedness shall be secured by the Collateral on a pari passu or junior basis with the Loan Document Obligations and is not secured by any property or assets of any member of the Restricted Group other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the Latest Maturity Date (or in the case of Indebtedness secured on a junior basis to the Loan Document Obligations or unsecured Indebtedness, the date that is 90 days after the Latest Maturity Date) at the time such Indebtedness is incurred (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition or in the case of Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations, de minimis amortization not in excess of 1.00% per annum); provided that the requirements set forth in this clause (ii) shall not apply to any Indebtedness consisting of a customary bridge facility so long as such bridge facility, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Latest Maturity Date, (iii) the mandatory prepayment provisions of any such Indebtedness shall not be more favorable to the applicable lenders or creditors than those of the Term Loans unless (x) the Lenders of the Term Loans also receive the benefit of such more favorable terms or (y) such provisions apply after the Latest Maturity Date at the time and (iv) such Indebtedness is not guaranteed by any Subsidiaries other than the Loan Parties.

“Ancillary Document” has the meaning given to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, and regulations of any Governmental Authority applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Adjustments” has the meaning given to such term in the definition of “Consolidated EBITDA”.

“Applicable Parties” has the meaning given to such term in Section 9.01(d)(iii).

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Revolving lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, for purposes of Section 2.20(c)(ii), “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments of Revolving Loans and LC Exposures that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day:

(a) with respect to any Loan that is a Tranche B Term Loan, (i) on or prior to the First Amendment Effective Date, 2.00% per annum in the case of Eurocurrency Loans and 1.00%

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

”Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Back to Back Arrangements” shall mean any “back-to-back” transactions between or among Holdings, the Borrower or any Restricted Subsidiary, in connection with facilitating any Hedging Agreements (provided that, for such arrangements to constitute Back to Back Arrangements, such arrangements must be settled in cash, which for this purpose shall include netting of obligations, within five Business Days of any corresponding settlement with the third party counterparty to such Hedging Agreement).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy, insolvency proceeding or Bail-In Action, or has had a receiver, conservator, trustee, administrator, custodian, examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or has become the subject of a Bail-In Action;

“Judgment Currency” has the meaning assigned to such term in Section 9.19.

“Latest Maturity Date” means, at any time, the latest of the Maturity Dates in respect of the Classes of Loans and Commitments that are outstanding at such time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender’s Applicable Percentage of the aggregate LC Exposure at such time.

“LC Sublimit” means an amount equal to $75,000,000.

“LCT Election” means the Borrower’s election to test the permissibility of a Limited Condition Transaction in accordance with the methodology set forth in Section 1.06.

“LCT Test Date” has the meaning specified in Section 1.06.

“Lender Presentation” means that certain lender presentation delivered by Holdings to the Administrative Agent on September 24, 2018.

“Lender-Related Person” has the meaning specified in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letters of Credit” means any letter of credit (or with respect to any Issuing Bank, any bank guarantee (or similar instrument) as such Issuing Bank may in its sole discretion approve) denominated in dollars or in a Permitted Foreign Currency issued pursuant to this Agreement by an Issuing Bank under the Revolving Commitments and shall include any Existing Letter of Credit (which shall be deemed issued hereunder on the Effective Date), other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Siders” has the meaning assigned to such term in Section 9.17(b).

“Purchasing Borrower Party” means any of Holdings, the Borrower or any Restricted Subsidiary.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified Equity Interests” means Equity Interests of Holdings, other than Disqualified Equity Interests.

“Receivables Entity” means a wholly owned Subsidiary of Holdings which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates Holdings, the Borrower or any Restricted Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of Holdings, the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings, the Borrower nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Holdings, the Borrower or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, and (c) to which neither Holdings, the Borrower, nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by a certificate of a Financial Officer of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Facility”.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Rate” means, for any day, the Adjusted LIBO Rate as of such day for a Eurocurrency Borrowing with an Interest Period of three months’ duration (without giving effect to the last sentence of the definition of the term “Adjusted LIBO Rate” herein).

“Second Amendment” means that certain Second Amendment to the Credit Agreement, dated as of November 16, 2020, among Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means November 16, 2020.

“Secured Cash Management Obligations” means the due and punctual payment of any and all obligations of (x) Holdings and each Loan Party and (y) each Restricted Subsidiary that is not a Loan Party, in each case whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) arising in respect of Cash Management Services or in the case of clause (y) above only, local working capital and/or bilateral credit facilities that are secured by the Collateral (such local working capital and/or bilateral credit facilities, the “Cash Management Financing Facilities”); provided that at the time of incurrence of obligations incurred pursuant to clause (y) of this definition and after giving effect thereto, the Non-Guarantor Debt Basket shall not have been exceeded, in each case that (a) (i) are owed to the Administrative Agent or an Affiliate thereof, or to any Person that was the Administrative Agent or an Affiliate thereof at the time the agreements in respect of such obligations were entered, incurred or that becomes the Administrative Agent or an Affiliate thereof thereafter, (ii) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (iii) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or becomes a Lender or an Affiliate of a Lender thereafter and (b) are secured by the Collateral.

“Secured Hedging Obligations” means the due and punctual payment of any and all obligations of Holdings, the Borrower and each Restricted Subsidiary arising under each Hedging Agreement that (a)(i) is with a counterparty that is the Administrative Agent or an Arranger or an Affiliate thereof, or any Person that was the Administrative Agent or an Arranger or an Affiliate thereof at the time such Hedging Agreement was entered into or that becomes the Administrative Agent or an Arranger or an Affiliate thereof thereafter, (ii) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (iii) is entered into after the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into or that becomes a Lender or an Affiliate of a Lender thereafter and (b) are secured by the Collateral. Notwithstanding the foregoing, in the case of any Excluded Swap Guarantor, “Secured Hedging Obligations” shall not include Excluded Swap Obligations of such Excluded Swap Guarantor.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) each Issuing Bank, (d) each provider of Cash Management Services the obligations under which constitute Secured Cash Management Obligations, (e) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (f) each Supply Chain Bank in a Secured Supply Chain Financing and (g) the successors and assigns of each of the foregoing.

“Secured Supply Chain Financing” means any Supply Chain Financing that is entered into by and between the Borrower or any Restricted Subsidiary and any Supply Chain Bank, including any such Supply Chain Financing that is in effect on the Effective Date; provided that (a) the Borrower and the applicable Supply Chain Bank shall have designated such Supply Chain Financing as a Secured Supply Chain Financing in writing delivered to the Administrative Agent in substantially the form of Exhibit K (other than with respect to any Supply Chain Financings where the Administrative Agent or an Affiliate thereof is the Supply Chain Bank), (b) Secured Supply Chain Financing Obligations in respect of Secured Supply Chain Financings shall not

“Transition Services Agreement” means the Transition Services Agreement between Honeywell and Holdings and/or one or more of its subsidiaries, to be dated on or prior to the Distribution Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. HoldCo 1” has the meaning assigned to such term in the introductory statement to this Agreement.

“U.S. HoldCo 2” has the meaning assigned to such term in the introductory statement to this Agreement.

“U.S. Intellectual Property” means Intellectual Property (as defined in the Collateral Agreement) that is registered or applied for in the United States.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.21.

“U.S. Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

applicable to such Indebtedness at all times prior to maturity; provided that appropriate adjustments shall be made for any changes in rates of interest provided for in the documents governing such Indebtedness (other than those resulting from fluctuations in interbank offered rates, prime rates, Federal funds rates or other external indices not influenced by the financial performance or creditworthiness of Holdings, the Borrower or any Subsidiary).

“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other withholding agent, if applicable.

”Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule., and (b)

with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same

(f)    non-exclusive licenses or sublicenses of IP Rights granted in the ordinary course of business or other licenses or sublicenses of IP Rights granted in the ordinary course of business that do not materially interfere with the business of Holdings, the Borrower or any Restricted Subsidiary;

(g)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, and transfers of property arising from foreclosure or similar action with regard to, any asset of Holdings, the Borrower or any Restricted Subsidiary;

(h)    dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(i)    dispositions permitted by Section 6.08;

(j)    dispositions set forth on Schedule 6.05;

(k)    sales, transfers, leases and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the aggregate fair value of all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (k) shall not exceed (A) in any fiscal year, 15% of Consolidated Total Assets as of the fiscal year most recently ended prior to such sale, transfer, lease or other disposition and (B) during the term of this Agreement, 40% of Consolidated Total Assets as of the fiscal year most recently ended prior to such sale, transfer, lease or other disposition and (ii) no Event of Default has occurred and is continuing or would result therefrom;

(l)    sales, transfers or other dispositions of accounts receivable in connection with Permitted Receivables Facilities;

(m)    sales, transfers or other dispositions of any assets (including Equity Interests)

(A)    acquired in connection with any acquisition or other investment permitted under Section 6.04, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries and/or (B) made to obtain the approval of any applicable antitrust authority in connection with an acquisition permitted under Section 6.04; ~~and~~

(n)    sales, transfers or other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(o)    sales, transfers or other dispositions pursuant to any sale and leaseback transactions permitted under Section 6.06(b);

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (a)(iii), (a)(iv) and (b)) for a purchase price in excess of $25,000,000 shall be made for fair value (as determined in good faith by the Borrower), and at least 75% of the consideration from all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b), (d), (g) or (h)) since the Effective Date, on a cumulative basis, is in the form of cash or Permitted Investments; provided further that (i) any consideration in the form of Permitted Investments that are disposed of for cash consideration within 30 Business Days after such sale, transfer or other disposition shall be deemed to be cash consideration in an amount equal to the amount of such cash consideration for purposes of this proviso, (ii) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable sale, transfer, lease or other disposition and for which the Borrower and all the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash consideration in an amount equal to the liabilities so assumed and (iii) any Designated Non-Cash Consideration received by the Borrower or such Subsidiary in respect of such sale, transfer, lease or other disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not in excess of $45,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash consideration.

SECTION 6.06. Sale and Leaseback Transactions. Neither the Borrower will, nor will Holdings, permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for:

(a)    any such sale of any fixed or capital assets by Holdings, the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after the Borrower or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset; ~~provided that,~~and

(b)     from and after the Second Amendment Effective Date, sale and leaseback transactions consummated by Holdings, the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $150,000,000 for all such sale and leaseback transactions, provided that, each sale and leaseback transaction is (x) undertaken on arm’s length commercial terms and (y) no Event of Default has occurred and is continuing or would result therefrom;

provided that, in each case of clauses (a) and (b) above, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01(a)(vi) and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02(a)(v).

SECTION 6.07. Hedging Agreements. Neither Holdings nor the Borrower shall, nor shall they permit any Restricted Subsidiary to, enter into any Hedging Agreement other than

(a)    Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any electronic signature transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)    The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by Holdings, the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or any other Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Exposure or the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or of the Weighted Average Yield.

(e)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute waivers, amendments or other modifications on behalf of such Lender. Any waiver, amendment or other modification effected in accordance with this Section, shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.~~.~~ (a) Expenses. Holdings and the Borrower shall pay, (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and their respective Affiliates (without duplication), including the reasonable fees and documented charges and disbursements of a single primary counsel and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each appropriate jurisdiction, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any waiver, amendments or modifications of the provisions hereof or thereof, (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, including the reasonable, documented and invoiced fees, charges and disbursements of counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)     Indemnity. Holdings and the Borrower shall indemnify the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Lenders, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if reasonably necessary, of another firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee)), incurred by or asserted against such Indemnitees arising out of, in connection with or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, in each case, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, liabilities or related expenses to the extent they are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the bad faith, willful misconduct or gross negligence of such Indemnitee, (B) a claim brought by Holdings, the Borrower or any Subsidiary against such Indemnitee for material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document or (C) a proceeding that does not involve an act or omission by Holdings, the Borrower or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any other agent or any Arranger in its capacity or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)    Reimbursement. To the extent that Holdings and the Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent, any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative

Agent, such Issuing Bank or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood and agreed that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any of the foregoing acting for any Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, a Lender’s “pro rata share” shall be determined by its share of the sum of the total Revolving Exposure, unused Revolving Commitments and, except for purposes of the second proviso of the immediately preceding sentence, the outstanding Term Loans and unused Term Commitments, in each case at that time. The obligations of the Lenders under this paragraph are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph).

(d)     Limitation of Liability. To the fullest extent permitted by applicable law, (i) neither Holdings nor the Borrower shall assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against ~~any Indemnitee~~the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such damages are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any ~~Indemnitee~~Lender-Related Person or Related Party of any ~~Indemnitee~~Lender-Related Person or (ii) neither any ~~Indemnitee~~Lender- Related Person nor any other party to this Agreement or any other Loan Document shall be liable for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (ii) shall limit the expense reimbursement and indemnification obligations of Holdings and the Borrower set forth in paragraphs (a) and (b) of this Section 9.03.

(e)     Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) General. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings nor the Borrower may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arrangers, any Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.15, 2.16, 2.17, 2.18(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. ~~Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement~~.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic signature transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include electronic signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any electronic signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such electronic signature purportedly given by or on behalf of, Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower and the Loan Parties, electronic signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages and liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of electronic signatures and/or transmissions by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page, including any such losses, claims, damages and liabilities arising as a result of the failure of Holdings, U.S. HoldCo 1, U.S. HoldCo 2, the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any electronic signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time

(b) Holdings, the Borrower and each Lender acknowledge that, if information furnished Holdings or the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that Holdings or the Borrower has indicated as containing MNPI solely on that portion of the Platform as is designated for Lenders’ employees and representatives willing to receive such MNPI (such employees and representatives, “Private-Siders”); and (ii) if Holdings or the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private-Siders. Each of Holdings and the Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Holdings or the Borrower that is suitable to be made available to Lenders’ public-side employees and representatives who do not wish to receive MNPI (such employees and representatives, “Public-Siders”), and the Administrative Agent shall be entitled to rely on any such designation by Holdings and the Borrower without liability or responsibility for the independent verification thereof.

SECTION 9.18. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~ the applicable Resolution Authority.

SECTION 9.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with